Exhibit 4.2

TRIBUNE MEDIA COMPANY

as Issuer

and

the Subsidiary Guarantors from time to time party to the Indenture

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JUNE 24, 2015

5.875% Senior Notes Due 2022

FIRST SUPPLEMENTAL INDENTURE, dated as of June 24, 2015 (this “Supplemental Indenture”), among Tribune Media Company (the “Company”), the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee, are party to an Indenture, dated as of June 24, 2015 (as amended, supplemented, waived or otherwise modified, the “Indenture”), relating to the issuance from time to time by the Company of Notes;

WHEREAS, Section 9.1(xiii) of the Indenture provides that the Company may provide for the issuance of Notes of any series as permitted by Section 2.4 therein;

WHEREAS, in connection with the issuance of the June 2015 Notes (as defined herein), the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the forms and terms of the June 2015 Notes as hereinafter described; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Title of Notes. There shall be a series of Notes of the Company designated the “5.875% Senior Notes due 2022” (the “June 2015 Notes”).

3. Maturity Date. The final Stated Maturity of the June 2015 Notes shall be July 15, 2022.

4. Interest and Interest Rates. Interest on the Outstanding principal amount of the June 2015 Notes will accrue at the rate of 5.875% per annum and will be payable semi-annually in arrears on January 15 and July 15 in each year, commencing on January 15, 2016, to holders of record on the immediately preceding January 1 and July 1, respectively (each such January 1 and July 1, a “Regular Record Date”). Interest on the June 2015 Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from June 24, 2015, except that interest on any Additional June 2015 Notes (as defined below) issued on or after the first Interest Payment Date (and Exchange Notes issued in exchange therefor) will accrue (or will be deemed to have accrued) from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional June 2015 Notes,

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from the Interest Payment Date immediately preceding the date of issuance of such Additional June 2015 Notes (or if the date of issuance of such Additional June 2015 Notes is an Interest Payment Date, from such date of issuance); provided that if any June 2015 Note and any Exchange Notes issued in exchange therefor are surrendered for exchange on or after a Regular Record Date for an Interest Payment Date that will occur on or after the date of such exchange, interest on such Note received in exchange thereof will accrue from such Interest Payment Date.

5. No Limitation on Aggregate Principal Amount. The aggregate principal amount of June 2015 Notes that may be authenticated and delivered and Outstanding under the Indenture is not limited. The aggregate principal amount of the June 2015 Notes shall initially be $1,100.0 million. Subject to the terms of the Indenture, the Company may from time to time, without the consent of the Holders, create and issue Additional Notes having the same terms and conditions as the June 2015 Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon. Additional Notes issued in this manner will be consolidated with, and will form a single series with, the June 2015 Notes (any such Additional Notes, “Additional June 2015 Notes”), unless otherwise specified for Additional Notes in an applicable Notes Supplemental Indenture, or otherwise designated by the Company, as contemplated by Section 2.4 of the Indenture.

6. Redemption.

(a) On and after July 15, 2018, the Company may redeem the June 2015 Notes, at its option, in whole at any time or in part from time to time, upon notice as described in Section 5.4 of the Indenture, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to (but not including) the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date), if redeemed during the 12-month period commencing on July 15, 2018 of the years set forth below:

Redemption Period	Price
2018	102.938%
2019	101.469%
2020 and thereafter	100.000%

(b) In addition, at any time prior to July 15, 2018, the Company may redeem the June 2015 Notes at its option, in whole at any time or in part from time to time, upon notice as described in Section 5.4 of the Indenture, at a redemption price equal to 100.0% of the principal amount of the June 2015 Notes redeemed plus the Applicable Premium calculated by the Company as of the date of the redemption notice, and accrued and unpaid interest, if any, to (but not including) the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date).

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(c) Notwithstanding the foregoing, at any time and from time to time, upon notice as described in Section 5.4 of the Indenture, on or prior to July 15, 2018, the Company may redeem in the aggregate up to 40.0% of the original aggregate principal amount of the June 2015 Notes (calculated after giving effect to any issuance of any Additional June 2015 Notes, or any other Additional Notes of the same series as the June 2015 Notes) with an amount equal to the net cash proceeds of one or more Equity Offerings by the Company or any direct or indirect parent of the Company, to the extent net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price (expressed as a percentage of the principal amount thereof) equal to 105.875%, plus accrued and unpaid interest, if any, to (but not including) the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date); provided, however, that at least 50.0% of the original aggregate principal amount of the June 2015 Notes (calculated after giving effect to any issuance of any Additional June 2015 Notes, or any other Additional Notes of the same series as the June 2015 Notes) must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 120 days after the date on which any such Equity Offering is consummated.

“Applicable Premium” means, with respect to any 2022 Note on any applicable Redemption Date, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate, the greater of:

(1) 1.0% of the then outstanding principal amount of such 2022 Note; and

(2) the excess, if any, of

(a) the present value at such Redemption Date calculated as of the date of the applicable redemption notice of (i) the redemption price of the Note at July 15, 2018 (such redemption price being that described in Section 6(a)) plus (ii) all required interest payments due on the 2022 Note through July 15, 2018 (excluding accrued but unpaid interest to (but not including) the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the 2022 Note; provided, that, the Trustee shall have no responsibility to calculate or verify the calculation of the Applicable Premium.

“Treasury Rate” means, as of the applicable Redemption Date, the weekly average yield to maturity at the time of computation, of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the date of the applicable redemption notice (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 15, 2018, provided, however, that if the period from such redemption date to July 15, 2018 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from July 15, 2018 to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

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7. Form. The June 2015 Notes shall be issued substantially in the form set forth, or referenced, in Article II of the Indenture, and either Exhibit A or B attached to the Indenture, in each case as provided for in Section 2.1 of the Indenture (as such form may be modified in accordance with Section 2.4 of the Indenture).

8. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

10. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

11. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TRIBUNE MEDIA COMPANY

By:	/s/ Steven Berns
	Name:	Steven Berns
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to First Supplemental Indenture]

GUARANTORS:

BASELINE ACQUISITIONS, LLC

BASELINE, LLC

CASTTV INC.

CHICAGOLAND TELEVISION NEWS, LLC

CLASSIFIED VENTURES HOLDCO, LLC

FOXCO ACQUISITION, LLC

FOXCO ACQUISITION FINANCE CORPORATION

FOXCO ACQUISITION SUB, LLC

GRACENOTE, INC.

KDAF, LLC

KIAH, LLC

KPLR, INC.

KRCW, LLC

KSTU, LLC

KSTU LICENSE, LLC

KSWB, LLC

KTLA, LLC

KTVI, LLC

KTVI LICENSE, LLC

KTXL, LLC

KWGN, LLC

LOCAL TV, LLC

LOCAL TV AIRCRAFT, INC.

LOCAL TV FINANCE, LLC

LOCAL TV FINANCE CORPORATION

LOCAL TV HOLDINGS, LLC

LOCAL TV NORFOLK REAL ESTATE, LLC

MAGIC T MUSIC PUBLISHING COMPANY, LLC

MEDIA BY NUMBERS, LLC

OAK BROOK PRODUCTIONS, LLC

RIVERWALK HOLDCO, LLC

RIVERWALK HOLDCO II, LLC

STUDIO SYSTEMS, LLC

TOWER DISTRIBUTION COMPANY, LLC

TOWERING T MUSIC PUBLISHING COMPANY, LLC

TRIBUNE (FN) CABLE VENTURES, LLC

TRIBUNE BROADCASTING COMPANY, LLC

TRIBUNE BROADCASTING COMPANY II, LLC

TRIBUNE BROADCASTING DENVER, LLC

[Signature Page to First Supplemental Indenture]

TRIBUNE BROADCASTING DENVER LICENSE, LLC

TRIBUNE BROADCASTING FORT SMITH, LLC

TRIBUNE BROADCASTING FORT SMITH LICENSE, LLC

TRIBUNE BROADCASTING HARTFORD, LLC

TRIBUNE BROADCASTING INDIANAPOLIS, LLC

TRIBUNE BROADCASTING KANSAS CITY, INC.

TRIBUNE BROADCASTING NORFOLK, LLC

TRIBUNE BROADCASTING OKLAHOMA CITY, LLC

TRIBUNE BROADCASTING OKLAHOMA CITY LICENSE, LLC

TRIBUNE BROADCASTING SEATTLE, LLC

TRIBUNE DIGITAL VENTURES, LLC

TRIBUNE ENTERTAINMENT COMPANY, LLC

TRIBUNE INVESTMENTS, LLC

TRIBUNE MEDIA SERVICES, LLC

TRIBUNE NATIONAL MARKETING COMPANY, LLC

TRIBUNE TELEVISION NEW ORLEANS, INC.

WDAF LICENSE, INC.

WDAF TELEVISION, INC.

WDCW, LLC

WGHP, LLC

WGHP LICENSE, LLC

WGN CONTINENTAL BROADCASTING COMPANY, LLC

WHNT, LLC

WHNT LICENSE, LLC

WHO LICENSE, LLC

WHO TELEVISION, LLC

WITI LICENSE, LLC

WITI TELEVISION, LLC

WJW LICENSE, LLC

WJW TELEVISION, LLC

WNEP, LLC

WPHL, LLC

WPIX, LLC

WPMT, LLC

[Signature Page to First Supplemental Indenture]

WQAD, LLC

WQAD LICENSE, LLC

WREG, LLC

WREG LICENSE, LLC

WSFL, LLC

WTVR, LLC

WTVR LICENSE, LLC

WXMI, LLC

TRIBUNE REAL ESTATE HOLDINGS, LLC

TRIBUNE REAL ESTATE HOLDINGS II, LLC

AL-HUNTSVILLE-200 HOLMES AVENUE, LLC

AR-FORT SMITH-318 NORTH 13TH STREET, LLC

AR-VAN BUREN-179 GLADEWOOD ROAD, LLC

CA-4655 FRUITRIDGE ROAD, LLC

CA-OLYMPIC PLANT, LLC

CA-ORANGE COUNTY PLANT, LLC

CA-LOS ANGELES TIMES SQUARE, LLC

CO-1006 LOOKOUT MOUNTAIN ROAD, LLC

CO-6160 SOUTH WABASH WAY, LLC

CO-CLEAR CREEK COUNTY-ARGENTINE PASS, LLC

CO-DENVER-100 EAST SPEER BOULEVARD, LLC

CO-GOLDEN-21214 CEDAR LAKE ROAD, LLC

CT-121 WAWARME AVENUE, LLC

CT-285 BROAD STREET, LLC

CT-WTIC, LLC

FL-633 NORTH ORANGE AVENUE, LLC

FL-DEERFIELD PLANT, LLC

FL-ORLANDO SENTINEL, LLC

IA-ALLEMAN POLK COUNTY, LLC

IA-DES MOINES-1801 GRAND AVENUE, LLC

IL-11201 FRANKLIN AVENUE, LLC

IL-16400 SOUTH 105TH COURT, LLC

IL-2501 WEST BRADLEY PLACE, LLC

IL-3249 NORTH KILPATRICK, LLC

IL-3722 VENTURA DRIVE, LLC

IL-720 ROHLWING ROAD, LLC

IL-FREEDOM CENTER, LLC

IL-HENRY COUNTY-RUSTIC HILL, LLC

[Signature Page to First Supplemental Indenture]

IL-MOLINE-3003 PARK 16 STREET, LLC

IL-ORION-2880 NORTH 1100 AVENUE, LLC

IL-TRIBUNE TOWER, LLC

IN-2350 WESTLANE ROAD, LLC

IN-6910 NETWORK PLACE, LLC

IN-TRAFALGAR WTTV, LLC

IN-WINDFALL WTTV, LLC

MD-10 HAYS STREET, LLC

MD-10750 LITTLE PATUXENT PARKWAY, LLC

MD-3400 CARLINS PARK DRIVE, LLC

MD-NORTH CALVERT STREET, LLC

MD-SUN PARK, LLC

MI-3117 PLAZA DRIVE, LLC

MI-DAVIS ROAD, LLC

MO-KANSAS CITY-3020 SUMMIT STREET, LLC

MO-ST LOUIS-EMIL AVENUE, LLC

NC-HIGH POINT-2005 FRANCIS STREET, LLC

NC-SOFIA-4119 OLD COURTHOUSE ROAD, LLC

OH-CLEVELAND-5800 SOUTH MARGINAL ROAD, LLC

OH-PARMA-4501 WEST PLEASANT VALLEY ROAD, LLC

OK-OKLAHOMA CITY-EAST BRITTON ROAD, LLC

OR-10255 SW ARCTIC DRIVE, LLC

PA-2005 SOUTH QUEEN STREET, LLC

PA-5001 WYNNEFIELD AVENUE, LLC

PA-550 EAST ROCK ROAD, LLC

PA-LUZERNE COUNTY-PENOBSCOT MOUNTAIN, LLC

PA-MOOSIC-16 MONTAGE MOUNTAIN ROAD, LLC

PA-MORNING CALL, LLC

PA-RANSOM, LLC

PA-SOUTH ABINGTON-RT 11 AND MORGAN HWY, LLC

TN-MEMPHIS-803 CHANNEL 3 DRIVE, LLC

TX-7700 WESTPARK DRIVE, LLC

TX-8001 JOHN CARPENTER FREEWAY, LLC

UT-SALT LAKE CITY-AMELIA EARHART DRIVE, LLC

VA-216 IRONBOUND ROAD, LLC

[Signature Page to First Supplemental Indenture]

VA-DAILY PRESS, LLC

VA-NORFOLK-720 BOUSH STREET, LLC

VA-PORTSMOUTH-1318 SPRATLEY STREET, LLC

VA-RICHMOND, LLC

VA-SUFFOLK-5277 NANSEMOND PARKWAY, LLC

WA-1813 WESTLAKE AVENUE, LLC

WI-BROWN DEER-9001 NORTH GREEN BAY ROAD, LLC

WI-MILWAUKEE-1100 EAST CAPITAL DRIVE, LLC

By:	/s/ Edward Lazarus
	Name:	Edward Lazarus
	Title:	Secretary

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A., as Trustee

By:	/s/ Richard Tarnas
	Name:	Richard Tarnas
	Title:	Vice President

[Signature Page to First Supplemental Indenture]